                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                February 15, 2001
                                -----------------
                Date of Report (Date of earliest event reported)


                                 FIREPOND, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


                 Delaware                                 0-29251                             41-1462409
                 --------                                 -------                             ----------
       (State or other jurisdiction              (Commission File Number)                    (IRS Employer
            of incorporation)                                                             Identification No.)


                                890 Winter Street
                          Waltham, Massachusetts 02451
                          ----------------------------
                    (Address of principal executive offices)




Registrant's telephone number, including area code:  (781) 487-8400
                                                     --------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

              On February 15, 2001, Firepond, Inc. ("Firepond" or the "Company") completed its acquisition of Brightware, Inc. ("Brightware") by means of a merger of Brightware with and into Butane Acquisition Corp., a wholly-owned subsidiary of Firepond. Pursuant to Item 7 of Firepond's Form 8-K dated March 2, 2001, as filed with the SEC, Firepond indicated that it would file certain financial information with the SEC no later than the date required by Item 7 of Form 8-K. This Amendment is being filed to provide such financial information.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

(a)(1)   Audited Consolidated Financial statements of Brightware, Inc.

BRIGHTWARE, INC.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR
   THE YEARS ENDED JUNE 30, 1999 AND 2000:

   INDEPENDENT AUDITORS' REPORT                                               1

   Consolidated Balance Sheets                                                2

   Consolidated Statements of Operations                                      3

   Consolidated Statements of Stockholders' Equity (Deficit)                  4

   Consolidated Statements of Cash Flows                                      5

   Notes to Consolidated Financial Statements                                6-19

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
  Brightware, Inc.

We have audited the accompanying consolidated balance sheets of Brightware, Inc. and its subsidiary as of June 30, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of Brightware, Inc.'s and its subsidiary's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Brightware Inc. and its subsidiary as of June 30, 1999 and 2000, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Brightware, Inc. and its subsidiary will continue as a going concern. As discussed in Note 2, Brightware, Inc. and its subsidiary are experiencing difficulty in generating sufficient cash flow to meet their obligations and sustain their operations, which raises substantial doubt about their ability to continue as a going concern. Management's plans concerning these matters are also described in Note
2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Deloitte & Touche LLP

San Francisco, California
January 19, 2001
(May 1, 2001 as to Note 15)

BRIGHTWARE, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
--------------------------------------------------------------------------------

                                                                                              June 30,              December 31,
                                                                                        1999           2000             2000
                                                                                                                    (unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                           $  3,120        $  4,314        $    159
  Accounts receivable, net of allowance for doubtful
  accounts of $167, $121, and $281, respectively                                         5,484           3,894           1,314
  Note receivable                                                                           --           2,000              --
  Prepaid expenses and other current assets                                                191           1,192             440
                                                                                      --------        --------        --------

           Total current assets                                                          8,795          11,400           1,913

PROPERTY AND EQUIPMENT, NET                                                              1,148           3,106           2,846

OTHER ASSETS                                                                                42              95             226
                                                                                      --------        --------        --------

TOTAL ASSETS                                                                          $  9,985        $ 14,601        $  4,985
                                                                                      ========        ========        ========

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
  DEFICIT

CURRENT LIABILITIES:
Accounts payable                                                                      $  1,514        $  3,235        $  2,161
Accrued compensation                                                                     1,710           1,197           1,036
Other liabilities                                                                        1,067             987           1,222
Borrowings under line of credit                                                          1,800              --              --
Current portion of subordinated loans payable                                              896           3,448           1,765
Current portion of capital lease obligations                                               213             557             457
Deferred revenue                                                                         3,911           4,256           2,818
                                                                                      --------        --------        --------

           Total current liabilities                                                    11,111          13,680           9,459

SUBORDINATED LOANS PAYABLE                                                               1,829              --             929

CONVERTIBLE PROMISSORY NOTES                                                                --              --           4,999


CAPITAL LEASE OBLIGATIONS                                                                  559             655             517
                                                                                      --------        --------        --------

TOTAL LIABILITIES                                                                       13,499          14,335          15,904
                                                                                      --------        --------        --------

COMMITMENTS AND CONTINGENCIES

MANDATORILY REDEEMABLE PREFERRED STOCK:
  Mandatorily redeemable convertible preferred stock $0.001 par value:
    Series B:  3,500,000 authorized shares; 3,300,000 issued and outstanding shares at June 30, 1999 and 2000, and December 31, 2000
      (liquidation preference of $11,550,000)                                           11,126          11,207          11,247
    Series C:  890,000 authorized shares; 890,000 issued and outstanding shares at June 30, 1999 and 2000, and December 31, 2000 (liquidation preference
      of $3,115,000)                                                                     1,855           2,051           2,149
    Series D:  3,900,000 authorized shares; 3,800,509 issued and outstanding shares at June 30, 2000, and December 31, 2000 (liquidation preference
      of $14,442,000)                                                                       --          14,371          14,377
                                                                                      --------        --------        --------

           Total mandatorily redeemable preferred stock                                 12,981          27,629          27,773
                                                                                      --------        --------        --------

STOCKHOLDERS' EQUITY (DEFICIT):
    Convertible Series A preferred stock, $0.001 par value; 2,500,000 shares authorized; 2,483,606 shares issued and outstanding at June 30, 1999
      and 2000, and December 31, 2000 (liquidation preference of $3,030,000)             2,991           2,991           2,991
    Convertible Series E preferred stock, $0.001 par value; 240,385 authorized shares; 240,385 issued and outstanding shares at June 30, 2000 and
      December 31, 2000                                                                     --           1,824           1,824
    Common stock, $0.001 par value; 28,000,000 authorized shares; 6,704,989, and 8,439,789, and 8,482,668 issued and outstanding shares at June 30,
      1999 and 2000, and December 31, 2000, respectively                                 4,634           6,354           6,410
    Note receivable from stockholder                                                        --            (161)             --
    Accumulated deficit                                                                (24,120)        (38,471)        (49,966)
    Accumulated other comprehensive income                                                  --             100              49
                                                                                      --------        --------        --------

           Total stockholders' equity (deficit)                                        (16,495)        (27,363)        (38,692)
                                                                                      --------        --------        --------

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
  EQUITY (DEFICIT)                                                                    $  9,985        $ 14,601        $  4,985
                                                                                      ========        ========        ========

See notes to consolidated financial statements.

Consolidated Statements of Operations
(In thousands, except share and per share amounts)
--------------------------------------------------------------------------------

                                                                    Year ended                  Six Months Ended
                                                            June 30,        June 30,      December 31,    December 31,
                                                              1999            2000            1999            2000
                                                                                                  (unaudited)
REVENUES:
  Licenses                                                  $  2,624        $  4,976        $  1,752        $  3,381
  Services                                                     1,475           3,149           1,271           1,853
                                                            --------        --------        --------        --------

           Total revenues                                      4,099           8,125           3,023           5,234
                                                            --------        --------        --------        --------

COST OF REVENUES:
  Licenses                                                        38              76              41             330
  Services                                                     2,537           6,315           2,226           3,442
                                                            --------        --------        --------        --------

           Total cost of revenues                              2,575           6,391           2,267           3,772
                                                            --------        --------        --------        --------

GROSS PROFIT                                                   1,524           1,734             756           1,462
                                                            --------        --------        --------        --------

OPERATING EXPENSES:
  Sales and marketing                                          6,915          14,031           6,055           6,431
  Product development                                          3,871           6,438           2,412           3,995
  General and administrative                                   3,059           3,988           1,266           2,230
                                                            --------        --------        --------        --------

           Total operating expenses                           13,845          24,457           9,733          12,656
                                                            --------        --------        --------        --------

LOSS FROM CONTINUING OPERATIONS BEFORE INTEREST AND
  OTHER EXPENSE, NET                                         (12,321)        (22,723)         (8,977)        (11,194)

INTEREST AND OTHER EXPENSE, NET OF INTEREST INCOME OF
  $67, $282, $10 AND $200                                      (175)           (637)           (521)           (157)
                                                            --------        --------        --------        --------

LOSS FROM CONTINUING OPERATIONS                              (12,496)        (23,360)         (9,498)        (11,351)

INCOME FROM DISCONTINUED OPERATIONS                            1,957           1,886           1,501              --

NET GAIN ON SALE OF DISCONTINUED OPERATIONS                       --           7,411              --              --
                                                            --------        --------        --------        --------

NET LOSS                                                     (10,539)        (14,063)         (7,997)        (11,351)

ACCRETION OF MANDATORILY REDEEMABLE PREFERRED STOCK              195             288             144             144
                                                            --------        --------        --------        --------

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                    $(10,734)       $(14,351)       $ (8,141)       $(11,495)
                                                            ========        ========        ========        ========


See notes to consolidated financial statements.

BRIGHTWARE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED JUNE 30, 1999 AND 2000 AND SIX MONTHS ENDED DECEMBER 31, 2000
(in thousands)
--------------------------------------------------------------------------------


                                                                                     Convertible
                                                                                    Series A and E
                                                                                    Preferred Stock               Common Stock
                                                                                 ---------------------         --------------------
                                                                                 Shares         Amount         Shares         Amount

Balances at July 1, 1998                                                         2,484        $  2,991          5,860       $  2,398
Net loss and comprehensive loss                                                     --              --             --             --
Issuance of Series C redeemable convertible preferred stock and
  common stock warrants, net of issuance costs                                      --              --             --          1,326
Amendment of common stock warrant and stock option agreements                       --              --             --            516
Issuance of warrants in connection with subordinated note payable                   --              --             --            172
Stock options issued in connection with services rendered                           --              --             --             42
Exercise of stock options and warrants                                              --              --            845            180
Accretion of mandatorily redeemable preferred stock                                 --              --             --             --
                                                                              --------        --------       --------       --------
Balances at June 30, 1999                                                        2,484           2,991          6,705          4,634
                                                                              --------        --------       --------       --------

Foreign currency translation                                                        --              --             --             --
Net loss                                                                            --              --             --             --


           Total comprehensive loss


Issuance of Series E convertible preferred stock, net of issuance costs            240           1,824             --             --
Issuance of warrant in connection with subordinated note  payable                   --              --             --             90
Issuance of warrant in connection with lease agreement                              --              --             --             76
Exercise of stock options and warrants                                              --              --          1,378          1,393
Exercise of warrants under promissory note                                          --              --            357            161
Accretion of mandatorily redeemable preferred stock                                 --              --             --             --
                                                                              --------        --------       --------       --------
Balances at June 30, 2000                                                        2,724           4,815          8,440          6,354
                                                                              --------        --------       --------       --------
Foreign currency translation                                                        --              --             --             --
Net loss                                                                            --              --             --             --
            Total comprehensive loss                                                --              --             --             --

Exercise of stock options and warrants                                              --              --             43             56
Write-off of note receivable from stockholder                                       --              --             --             --
Accretion of mandatory redeemable preferred stock                                   --              --             --             --
                                                                              --------        --------       --------       --------
Balances at December 31, 2000 (unaudited)                                        2,724        $  4,815          8,483       $  6,410
                                                                              ========        ========       ========       ========

                                                                             Note       Accumulated
                                                                          Receivable       Other
                                                                             from       Comprehensive   Accumulated
                                                                          Stockholder      Income         Deficit           Total

Balances at July 1, 1998                                                  $     --        $     --        $(13,386)       $ (7,997)
Net loss and comprehensive loss                                                 --              --         (10,539)        (10,539)
Issuance of Series C redeemable convertible preferred stock and
  common stock warrants, net of issuance costs                                  --              --              --           1,326
Amendment of common stock warrant and stock option agreements                   --              --              --             516
Issuance of warrants in connection with subordinated note payable               --              --              --             172
Stock options issued in connection with services rendered                       --              --              --              42
Exercise of stock options and warrants                                          --              --              --             180
Accretion of mandatorily redeemable preferred stock                             --              --            (195)           (195)
                                                                          --------        --------        --------        --------
Balances at June 30, 1999                                                       --              --         (24,120)        (16,495)
                                                                          --------        --------        --------        --------

Foreign currency translation                                                    --             100              --             100
Net loss                                                                        --              --         (14,063)        (14,063)
                                                                                                                          --------

           Total comprehensive loss                                                                                        (13,963)
                                                                                                                          --------

Issuance of Series E convertible preferred stock, net of issuance costs         --              --              --           1,824
Issuance of warrant in connection with subordinated note  payable               --              --              --              90
Issuance of warrant in connection with lease agreement                          --              --              --              76
Exercise of stock options and warrants                                          --              --              --           1,393
Exercise of warrants under promissory note                                    (161)             --              --              --
Accretion of mandatorily redeemable preferred stock                             --              --            (288)           (288)
                                                                          --------        --------        --------        --------
Balances at June 30, 2000                                                     (161)            100         (38,471)        (27,363)
                                                                          --------        --------        --------        --------

Foreign currency translation                                                    --             (51)             --             (51)
Net loss                                                                        --              --         (11,351)        (11,351)
                                                                                                                          --------
            Total comprehensive loss                                            --              --              --         (11,402)
                                                                                                                          --------
Exercise of stock options and warrants                                          (5)             --              --              51
Write-off of note receivable from stockholder                                  166              --              --             166
Accretion of mandatory redeemable preferred stock                               --              --            (144)           (144)
                                                                          --------        --------        --------        --------
Balances at December 31, 2000 (unaudited)                                 $     --        $     49        $(49,966)       $(38,692)
                                                                          ========        ========        ========        ========


See notes to consolidated financial statements.

BRIGHTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
-------------------------------------------------------------------------------

                                                                                       Year ended             Six Months Ended
                                                                                  June 30,   June 30,    December 31,  December 31,
                                                                                    1999       2000           1999        2000
CASH FLOWS FROM OPERATING ACTIVITIES:                                                                            (unaudited)
  Net loss                                                                     $  (10,539)  $(14,063)       $ (7,997)     (11,351)
  Deduct income from discontinued operations                                       (1,957)    (1,886)             --           --
                                                                               ----------   --------        --------     --------

           Loss from continuing operations                                        (12,496)   (15,949)         (7,997)     (11,351)

  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                     553        709             361          763
    Gain on sale of discontinued operations                                            --     (7,411)             --           --
    Amendment of common stock warrant and stock option agreements                     516         --              --           --
    Amortization of discount on notes payable                                        (153)       159              30           --
    Common stock option issued in connection with services rendered                    42         --              --           --
    Write off of note receivable from stockholder                                      --         --              --          166
    Provision for doubtful accounts                                                    60         80              --          271
    Changes in operating assets and liabilities:
      Accounts receivable                                                            (729)    (2,225)           (652)       2,309
      Notes Receivable                                                                 --         --              --        2,000
      Prepaid expenses and other current assets                                         1     (1,001)            (66)         752
      Other assets                                                                      9        (53)           (174)        (131)
      Accounts payable                                                                426      2,225             447       (1,074)
      Accrued compensation                                                            627        141            (405)        (161)
      Other liabilities                                                               500        (80)           (410)         235
      Deferred revenue                                                              2,228      1,401             504       (1,438)
                                                                               ----------   --------        --------     --------
           Net cash (used in) continuing operations                                (8,416)   (22,004)         (8,362)      (7,659)

  Net cash provided from discontinued operations                                      925      2,323              --           --
                                                                               ----------   --------        --------     --------
           Net cash used in operating activities                                   (7,491)   (19,681)         (8,362)      (7,659)
                                                                               ----------   --------        --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of discontinued operations                                        --      6,500              --           --
  Purchases of property and equipment                                                (753)    (2,667)           (728)        (503)
                                                                               ----------   --------        --------     --------
           Net cash (used in) provided by investing activities                       (753)     3,833            (728)        (503)
                                                                               ----------   --------        --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                                                          424          --
  Proceeds from issuance of redeemable Series C preferred stock                     1,741         --               --          --
  Proceeds from issuance of redeemable Series D preferred stock                        --     14,360           14,384          --
  Proceeds from issuance of redeemable Series E preferred stock                        --      1,824               --          --
  Proceeds from issuance of common stock and warrants                               1,498         --               --          --
  Exercise of common stock options and warrants                                       180      1,554               --          51
  Borrowings under line of credit agreement                                         1,300         --               --          --
  Repayments of borrowings under line of credit                                        --     (1,800)         (1,800)          --
  Borrowings under subordinated loan payable                                        3,000      2,000           2,000           --
  Repayments of subordinated loan payable                                            (122)    (1,436)           (768)        (754)
  Borrowings under capital lease obligations                                        1,491        605             380           --
  Repayments under capital lease obligations                                         (719)      (165)             --         (238)
  Proceeds from issuance of convertible promissory notes                               --         --              --        4,999
                                                                               ----------   --------        --------     --------
           Net cash provided by financing activities                                8,369     16,942          14,620        4,058
                                                                               ----------   --------        --------     --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                           --        100             (13)         (51)
                                                                               ----------   --------        --------     --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                             125      1,194           5,517       (4,155)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    2,995      3,120           3,120        4,314
                                                                               ----------   --------        --------     --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $    3,120   $  4,314        $  8,637     $    159
                                                                               ==========   ========        ========     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for income taxes                                                   $        2   $      6        $      3     $      3
                                                                               ==========   ========        ========     ========
  Cash paid for interest                                                       $      281   $    736        $    516     $    352
                                                                               ==========   ========        ========     ========
SUPPLEMENTAL DISCLOSURES OF INVESTING AND FINANCING NONCASH TRANSACTIONS:
  Property and equipment acquired through capital leases                         $    772   $     --        $     --     $     --
                                                                                 ========   ========        ========     ========
  Issuance of common stock in exchange for note receivable                       $     --   $    161        $     --     $      5
                                                                                 ========   ========        ========     ========
  Issuance of warrants in exchange for discount on loans payable and capital
   lease obligations                                                             $     --   $    166        $     90     $     --
                                                                                 ========   ========        ========     ========
  Note receivable from sale of discontinued operations                           $     --   $  2,000        $     --     $     --
                                                                                 ========   ========        ========     ========
  Accretion of mandatorily redeemable preferred stock                            $    195   $    288        $    144     $    144
                                                                                 ========   ========        ========     ========


See notes to consolidated financial statements.

BRIGHTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1999 AND 2000
(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
--------------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      DESCRIPTION - Brightware, Inc. ("Brightware" or the "Company"), a Delaware corporation, is engaged in the development and sale of enterprise application software and implementation services. The Company develops and markets an integrated suite of software products that enables companies to acquire, retain and build customer relationships more effectively. The majority of the Company's revenues are from customers in the hospitality, financial services, high technology and retail industries.

      In March 2000, the Company sold the assets and liabilities associated with its custom software development services business, which provided consulting services to build custom applications (see Note 3).

      CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned foreign subsidiary, Brightware, Ltd. All intercompany balances and transactions have been eliminated in consolidation.

      FOREIGN CURRENCY TRANSLATION - The assets and liabilities of the Company's foreign subsidiary are translated from the local currency at the rates in effect at the balance sheet date. Revenue and expense items are translated at average rates of exchange prevailing during the period. Foreign currency transaction gains and losses are recorded in other income and expense in the consolidated statements of operations and as accumulated other comprehensive income in the statement of stockholders equity.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      REVENUE RECOGNITION - The Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition. SOP 97-2 requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, post contract customer support, installation or training. Under SOP 97-2, the determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time as evidence of fair value does exist or until all elements of the arrangement are delivered.

      In December 1998, the American Institute of Certified Public Accountants issued SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. SOP 98-9 amends SOP 97-2 to require the entity to recognize revenue for multiple element arrangements by means of the "residual method" when: (1) there is vendor-specific evidence of the fair values of all of the undelivered elements; (2) vendor-specific evidence of fair value does not exist for one or more of the delivered elements; and (3) the revenue recognition criteria of SOP 97-2 are satisfied. SOP 98-9 was adopted by the Company effective July 1, 1999. The adoption of SOP 98-9 did not have a material effect on the Company's consolidated results of operations, financial position or cash flows.

      License revenue is recognized when there is persuasive evidence of an arrangement and delivery to the customer has occurred, the fee is fixed and determinable, and collectibility is considered probable. Advance payments are recorded as deferred revenue until the products are shipped, services are delivered and all obligations are met. The Company's products do not require significant customization. Revenue on software arrangements with distributors is deferred until products are sold by the distributors to the end users.

      Maintenance contracts generally require the Company to provide technical support and unspecified software updates and upgrades to customers if and when released. Revenue from maintenance contracts is recognized ratably over the term of the maintenance contract, on a straight-line basis.

      Other service revenue, consisting primarily of consulting and implementation, is generally recognized at the time the service is performed.

      Allowances are maintained for potential credit losses and product returns. Actual credit losses and product returns may differ from the Company's estimates, and such differences could be material to the financial statements.

      CASH AND CASH EQUIVALENTS - The Company classifies investments that are highly liquid, readily convertible to cash and that mature within three months from the date of purchase as cash equivalents. Cash and cash equivalents consist of checking, savings and money market accounts.

      PROPERTY AND EQUIPMENT are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, which range from one to five years, except for leasehold improvements which are depreciated over the shorter of the lease term or the estimated life of the improvement.

      CAPITALIZED SOFTWARE - Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. The Company begins capitalization upon completion of a working model. To date, such capitalizable costs have not been material. Accordingly, the Company has charged all such costs to product development expense. Future capitalized costs, if any, will be amortized on a straight-line basis over the estimated life of the products, or based upon the ratio of revenue for each period to the total of current and anticipated future revenue for the products, whichever is greater.

      LONG-LIVED ASSETS - The Company reviews the impairment of long-lived assets whenever events or changes in circumstances indicated that the carrying amount of that asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

      NOTE RECEIVABLE FROM STOCKHOLDER was issued for common stock, bears no interest and is payable on the earlier of three business days following any sale, transfer or disposition of the collateralized shares.

      ADVERTISING COSTS - Advertising costs which are expensed as incurred, totaled $87 and $877 for fiscal years 1999 and 2000, respectively.

      INCOME TAXES - The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets are recognized for future deductions, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

      CONCENTRATIONS OF CREDIT RISK AND CREDIT EVALUATIONS - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit-quality financial institutions.

      The Company licenses its products primarily to companies in the United States. The Company performs ongoing credit evaluations of these customers and generally does not require collateral. Allowances are maintained for potential credit losses, and such losses to date have been within management's expectations. Revenues from two customers accounted for 12% and 10% of total revenues in fiscal year 1999. Revenues from one customer accounted for 14% of total revenues in fiscal year 2000.

      COMPREHENSIVE INCOME - The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which requires an enterprise to report, by major components and as a single total, the change in its net assets during the period from non-owner sources.


      RECENTLY ISSUED ACCOUNTING STANDARDS - SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, is effective for all fiscal years beginning after June 15, 2000. SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company adopted SFAS 133 effective July 1, 2000. Management does not expect the adoption of SFAS 133 to have a significant impact on the financial position, results of operations, or cash flows of the Company.

      RECLASSIFICATIONS - Certain reclassifications have been made to prior year's financial statements in order to conform with the current year's presentation.

      INTERIM FINANCIAL STATEMENTS

      The accompanying consolidated balance sheet as of December 31, 2000 and the consolidated statements of operations and cash flows for the six month periods ended December 31, 1999 and 2000 and the statement of stockholders' equity (deficit) for the six month period ended December 31, 2000 are unaudited but, in the opinion of management, included all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation of results for these interim periods. Results of operations of interim periods are not necessarily indicative of results to be expected for the entire year of any future period.

2.    GOING CONCERN UNCERTAINTY

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

      The Company's operations are constrained by an insufficient amount of working capital and it continues to experience negative cash flows and net operating losses. The Company incurred net losses in fiscal 1999 and 2000 of $10,539 and $14,063, respectively. The Company's accumulated deficit totaled $24,120 and $38,471 as of June 20, 1999 and 2000, respectively. The Company's operating deficit has been principally funded by the issuance of shares of the Company's preferred stock (see Note 10). The Company's attainment of profitable operations is dependent upon future events. These events include obtaining adequate financing to develop the Company's services and achieving a level of revenues adequate to support the Company's cost structure. These matters, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

      The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      In an effort to improve operating performance, the Company has been and will be implementing certain programs and strategies in 2001. These strategies include raising additional capital, developing strategic alliances with potential customers, and developing strategic partnerships that may result in an acquisition of the Company. However, there can be no assurance that additional financing will be available or that efforts to form alliances or sell the Company will be successful.

3.    DISCONTINUED OPERATIONS

      On November 30, 1999, the Company's Board of Directors approved the sale of the assets and liabilities associated with its custom software development services business. The sale was consummated on March 31, 2000 between the Company and Mindbox, Inc. The Company received $6,500 in cash, a subordinated note for $4,000 and 1,800,000 shares of Mindbox Series A Convertible Preferred Stock. In October 2000, the Company sold the subordinated note and shares of preferred stock in exchange for $2,000 in cash. At June 30, 2000, the Company recorded a note receivable of $2,000 reflecting the value of the subordinated note and shares.

      The consolidated financial results of the Company have been restated to reflect the disposal of the custom software development services business. Accordingly, the revenue, costs and expenses, and cash flows have been excluded from their respective captions in the consolidated statements of operations and cash flows. These items have been reported as income from discontinued operations in the accompanying consolidated statements of operations and of cash flows.

      Summary financial information from discontinued operations is as follows:

                           June 30,
                    ------------------------
                      1999            2000

Revenue             $ 13,889        $ 11,659
Less expenses        (11,932)         (9,773)
                    --------        --------

Net income          $  1,957        $  1,886
                    ========        ========

4.    ALLOWANCE FOR DOUBTFUL ACCOUNTS

      Allowance for doubtful accounts are estimated and established based on historical experience and specific circumstances of each customer. Additions to the allowance are charged to general and administrative expenses. Accounts receivable are written off against the allowance for doubtful accounts when deemed uncollectible. Recoveries on accounts receivable previously charged off as uncollectible are credited to the allowance for doubtful accounts. Changes in the allowance for doubtful accounts were as follows (in thousands):

                                  June 30,
                             ------------------
                              1999         2000

Beginning balance            $ 107        $ 167
Additions                      127           80
Write-offs                     (67)        (126)
                             -----        -----

Balance, end of period       $ 167        $ 121
                             =====        =====

5.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following (in thousands):

                                                 June 30,
                                           ----------------------
                                            1999           2000

Computer equipment and software            $ 2,169        $ 4,431
Furniture and leasehold improvements           404            809
                                           -------        -------

           Total                             2,573          5,240

Less accumulated depreciation and
  amortization                              (1,425)        (2,134)
                                           -------        -------

Property and equipment, net                $ 1,148        $ 3,106
                                           =======        =======


6.    LEASE OBLIGATIONS

      Capital lease obligations represent the present value of future rental payments under lease agreements for equipment, furniture and leasehold improvements. At June 30, 2000, the Company had a lease line of credit outstanding in the amount of $1,300 with a financial institution. The Company has options to purchase the leased assets at the end of the lease terms at their fair values, as defined in the agreements. The capital lease obligations are secured by assets acquired under such arrangements. In connection with this agreement, the Company has granted the lessor a warrant to purchase 21,429 shares of its common stock. The warrant is exercisable at any time until March 1, 2009 or for five years from the date of the Company's initial public offering, whichever is longer, at an exercise price of $1.50 per share. Management has determined that the fair value of the warrant, using the Black-Scholes option pricing model, is not material. The original asset costs and accumulated amortization of these leased assets at June 30, 2000 were approximately $1,377 and $565, respectively.

      Future minimum lease payments under noncancelable operating leases having initial terms in excess of one year and capital leases as of June 30, 2000 are as follows (in thousands):

                                                            Capital      Operating
                                                            Leases        Leases
Year ending June 30:
  2001                                                     $   557       $ 1,195
  2002                                                         515         1,135
  2003                                                         263           888
  2004                                                           8           914
  2005 and thereafter                                                      6,278
                                                           -------       -------

Total minimum lease payments                                 1,343       $10,410
                                                                         =======

Less amount representing interest                              131
                                                           -------

Present value of net minimum capital lease payments,
  including current portion of $557                        $ 1,212
                                                           =======

      The Company leases various office space under operating lease arrangements. The Company's rental expense under operating leases for fiscal years 1999 and 2000 totaled approximately $511 and $669, respectively.

      The Company issued a warrant to purchase 22,000 shares at an exercise price of $1.75 in January 2000 to an individual upon entering into a lease for its future corporate headquarters. The warrant was exercised in February 2000. The warrant fair value of $76 was determined using the Black-Scholes option pricing model and is being amortized to expense over the life of the lease.

7.       DEBT OBLIGATIONS

      In July 1998, the Company entered into a loan and security agreement with a financial institution in the amount of $2,000. This loan and security agreement had an outstanding balance of $1,800 at June 30, 1999 and was paid in full in October 1999.

      In March 1999, the Company entered into a subordinated loan and security agreement ("subordinated note") with a financial institution in the amount of $3,000 at an interest rate of 12% per year, in the form of a three-year fully amortizing loan. At June 30, 1999 and 2000, the Company had $2,724 and $2,061, respectively, outstanding under this agreement, which is payable in monthly installments of principal and interest through June 2002, when the final payment is due. The Company also granted the financial institution a warrant to purchase 115,715 shares of its common stock. The warrant is exercisable at any time until March 1, 2009 or for five years from the date of the Company's initial public offering, whichever is longer, at an exercise price of $0.01. The Company allocated $172 of the proceeds of the debt to the fair value of the warrants. The resulting discount is being amortized as interest expense over the life of the loan. The unamortized amount of this discount at June 30, 1999 and 2000 was approximately $153 and $96, respectively.

      In July 1999, the Company was granted an additional $2,000 loan from a financing institution under the subordinated note entered into in March 1999. At June 30, 2000, the Company had $1,546 outstanding which is payable in monthly installments of principal and interest through September 2002. In consideration for this loan, the Company has granted the lending institution a warrant to purchase 85,715 shares of its common stock. The warrant is exercisable at any time until July 23, 2009 or five years from the date of the Company's initial public offering, whichever is longer, at an exercise price of $1.50. The Company determined the fair value of $90 of the warrant using a Black-Scholes option pricing model. The discount is being amortized as interest expense over the life of the loan. The unamortized discount at June 30, 2000 was approximately $63.

      On May 4, 2000, the Company's wholly-owned subsidiary, Brightware Limited, entered into an overdraft facility with a financial institution in the amount of (Pound Sterling) 200. The overdraft facility is repayable on demand and charged at 1.5% per annum above the Bank's Base Rate. In addition, a standby letter of credit for $350 from Brightware, Inc. was pledged as security against the facility. There was no outstanding balance at June 30, 2000.

      Future payments under the debt agreements as of June 30, 2000 are as follows (in thousands):

  Twelve months ending:
  2001                       $1,646
  2002                        1,762
  2003                         199
                             ------

           Total              3,607

Less discount                   (159)
                             ------

Total                        $3,448
                             ======


      As of June 30, 2000, the Company is in default with the loan covenant requiring submission of audited financial statements to its lender within 90 days of year end.

8.    COMMITMENTS AND CONTINGENCIES

      The Company is involved in litigation arising from the ordinary course of general business activities. In the opinion of management, resolution of these matters is not expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

9.    INCOME TAXES

      The Company uses the liability method to account for income taxes as required by SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

      The Company's deferred income tax assets are comprised of the following (in thousands):

                                                                        Year Ended
                                                                         June 30,
                                                                 ------------------------
                                                                   1999            2000
Deferred tax assets and liabilities:
  Federal net operating loss                                     $  6,141        $ 11,699
  State net operating loss                                            852           1,624
  Deferred revenue                                                  2,084           1,770
  Research and Development Credit                                     708           1,251
  Allowance for bad debt                                               67              48
  Others                                                              625               2
                                                                 --------        --------

           Total gross deferred tax assets and liabilities
             before valuation allowance                            10,477          16,394

Valuation allowance                                               (10,477)        (16,394)
                                                                 --------        --------

Net deferred tax assets                                          $     --        $     --
                                                                 ========        ========

      A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company established a 100% valuation allowance at June 30, 2000 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

      At June 30, 2000, the company had net operating loss carryforwards for federal and state income tax purposes of approximately $34,000 and $27,000, respectively. These carryforwards begin to expire in 2010 for federal and 2003 for state purposes.

      Internal Revenue Code Section 382 places a limitation (the "Section 382 Limitation") on the amount of taxable income which can be offset by net operating loss ("NOL") carryforwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these "change in ownership" provisions, utilization of the NOL carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods.

      Amounts for the current year are upon estimates and assumptions as of the date of this report and could vary significantly from amounts shown on the company's tax returns as, and when, filed.

10.   PREFERRED STOCK

      Preferred stock consisted of the following at June 30, 2000:

                                                                                      Shares
                                                                     Shares         Issued and      Liquidation
                                                                   Authorized      Outstanding       Preference
                                                                                                   (in thousands)

A Convertible Preferred Stock                                       2,500,000       2,483,606         $ 3,030
B Redeemable Convertible Preferred Stock                            3,500,000       3,300,000          11,550
C Redeemable Convertible Preferred Stock                              890,000         890,000           3,115
D Redeemable Convertible Preferred Stock                            3,900,000       3,800,509          14,442
E Convertible Preferred Stock                                         240,385         240,385            None

      Changes in each class of preferred stock are as follows (in thousands):

                                                                 SERIES B       SERIES C         SERIES D
Balances, June 30, 1997                                         $      --
Issuance of Series B                                               10,984
Accretion of redemption value                                          61
                                                                ---------

           Balances, June 30, 1998                                 11,045

Issuance of Series C                                                           $ 1,741
Accretion of redemption value                                          81          114
                                                                ---------      -------

           Balances, June 30, 1999                                 11,126        1,855

Issuance of Series D                                                                            $ 14,360
Accretion of redemption value                                          81          196                11
                                                                ---------      -------          --------

           Balances, June 30, 2000                              $  11,207      $ 2,051          $ 14,371
                                                                =========      =======          ========


      The rights, preferences and privileges of the holders of Series A and E convertible preferred stock and Series B, C, and D redeemable convertible preferred stock are as follows:

      DIVIDENDS - Holders of shares of Series A convertible preferred stock and Series B, C, and D redeemable convertible preferred stock are entitled to non-cumulative dividends, when and if declared by the Board of Directors, of $0.12, $0.35, $0.35, $0.38 per share per annum, respectively. Series E convertible preferred stock is not entitled to dividends.

      CONVERSION - Each share of Series A and E convertible preferred stock and Series B, C, and D redeemable convertible preferred stock is convertible, at the option of the holder, into one share of voting common stock, subject to adjustment for antidilution provisions. Series A and E convertible preferred stock will automatically be converted into common stock, based on the then-effective conversion price, upon the earlier of
      (i) the written consent or affirmative vote of holders of at least 66.7% and 60% of Series A and E convertible preferred stock, respectively or
      (ii) upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price per share public offering price of at least $3.66 per share (as adjusted for stock splits and recapitalizations) and an aggregate public offering price of at least $10,000. Series B, C, and D redeemable convertible preferred stock will automatically be converted into common stock, based on the then-effective conversion price, upon the earlier of (i) the written consent or affirmative vote of the holders of at least 60% of the outstanding shares of Series B, C, and D redeemable convertible preferred stock, or (ii) the closing of a public offering of at least $7.00 per share (as adjusted for stock splits and recapitalizations) and an aggregate public offering price of at least $20,000.

      LIQUIDATION - In the event of any liquidation, dissolution or winding up of the corporation, holders of Series D redeemable convertible preferred stock are entitled to receive, prior and in preference to any distribution to holders of Series B and C redeemable convertible preferred stock and Series A and E convertible preferred stock, a distribution of $3.80 for each outstanding share of Series D redeemable convertible preferred stock then held by them. Shares of Series B, C, and D redeemable convertible preferred stock have an aggregate liquidation preference, in addition to any declared but unpaid dividends, of original issuance costs subject to adjustment based on provisions set forth in the amended and restated articles of incorporation. After payment to the holders of Series B, C, and D redeemable convertible preferred stock, holders of Series A convertible preferred stock are entitled to receive distributions of $1.22 per share, plus any declared but unpaid dividends, or, if the assets and funds legally available for distribution shall be insufficient to permit payment, an equal part of the available assets and funds shared with holders of common stock. Series E participates in liquidation proceeds after the Series A and Common Stockholders.

      REDEMPTION - On November 24, 2006 or in the event of liquidation or dissolution prior to that date, the holders of the Series B and C redeemable preferred stock may elect to redeem their shares for the original issuance price of $3.50 per share plus any declared but unpaid dividends and the Series D redeemable preferred stock may elect to redeem their shares for the original issuance price of $3.80 per share plus any declared but unpaid dividends.

      VOTING - The Series A and E convertible preferred stock and Series B, C, and D redeemable convertible preferred stock vote equally with shares of common stock on an as if converted basis.

      PREEMPTIVE RIGHT - The holders of Series A and E convertible preferred stock, Series B, C and D redeemable convertible preferred stock have the right to participate in future equity issuances on a pro rata share basis.

      WARRANTS - In September 1997, in connection with the issuance of Series B redeemable convertible preferred stock, the investors were also issued warrants to purchase 200,000 shares of Series B redeemable convertible preferred stock at $3.50 per share. The warrants expire in September 2002.

      In November 1998, in connection with the issuance of Series C redeemable convertible preferred stock, the investors were also issued warrants to purchase 890,000 shares of common stock at $0.01 per share. The warrants expire in November 2003. The Company allocated a portion of the proceeds of the Series C redeemable convertible preferred stock to the fair value of the common stock warrants. The amount was determined using the Black-Scholes option pricing model. During fiscal year 1999, 287,054 warrants were exercised.

11.   COMMON STOCK

      Common stock consists of voting and nonvoting shares. At June 30, 2000, there were 26,300,000 shares of voting common stock and 1,700,000 shares of nonvoting common stock authorized, and 7,694,342 shares and 745,447 shares issued and outstanding, respectively. All holders of both voting and nonvoting common stock are entitled to dividends if and when declared by the Board of Directors. Holders of nonvoting common stock are entitled to convert shares into voting common stock on a one-for-one basis, subject to certain restrictions. All nonvoting common stock will be converted into shares of voting common stock upon the completion of this offering. All outstanding common stock options and warrants are exercisable into voting common stock.

      As of June 30, 2000, the Company has reserved shares of common stock for future issuance as follows:

Common stock warrants:
  Issued in connection with capital lease                                                                21,429
  Issued in connection with debt obligations                                                            201,430
  Issued in connection with Series C financing                                                          602,946
  Issued to current and former employees                                                                445,855
1995 Stock Option Plan                                                                                6,435,017
Series A convertible preferred stock                                                                  2,483,606
Series B redeemable convertible preferred stock                                                       3,300,000
Series B redeemable convertible preferred stock warrants                                                200,000
Series C redeemable convertible preferred stock                                                         890,000
Series D convertible preferred stock                                                                  3,800,509
Series E convertible preferred stock                                                                    240,385
                                                                                                     ----------

           Total                                                                                     18,621,177
                                                                                                     ==========



      COMMON STOCK WARRANTS - At June 30, 2000, there were warrants to purchase 445,855 shares of common stock outstanding at an exercise price of $0.45. Prior to 1996, the warrants were issued to employees during the initial and ongoing capitalization of the Company. These warrants vest ratably over four years and were fully vested at June 30, 2000. Warrants to acquire 445,855 shares expire in August 2005.

12.   STOCK OPTION PLAN

      The 1995 Stock Option Plan (the "Plan") provides for the issuance of incentive stock options and non-statutory stock options to purchase common stock to employees, non-employee directors or consultants at prices not less than the fair value at the date of grant. Initially, a total of 6,800,000 shares of the Company's common stock has been authorized for issuance under the Plan. On June 30, 2000, the Board of Directors approved an increase of the shares reserved for future issuance under the Plan by 1,500,000 shares. There were 2,440,477 shares available for future option grants under the plan as of June 30, 2000. Options generally vest ratably over periods up to four years from the date of grant.

      Information relating to the outstanding stock options is as follows:

                                                          WEIGHTED AVERAGE
                                             SHARES        EXERCISE PRICE

Options outstanding at July 1, 1998         1,796,897        $   0.80
  Options granted                           2,774,632            1.50
  Options exercised                          (250,686)           0.46
  Options canceled                           (281,876)           0.91
                                           ----------        --------

Options outstanding at June 30, 1999        4,038,967            1.29
  Options granted                           2,345,500            1.93
  Options exercised                        (1,266,942)           1.04
  Options canceled                         (1,122,985)           1.51
                                           ----------        --------

Options outstanding at June 30, 2000        3,994,540        $   1.69
                                           ==========        ========


      The Company has elected to account for its stock-based compensation plan under APB No. 25 and has computed for pro forma purposes the estimated fair value of all options granted during fiscal years 1999 and 2000 using the Black-Scholes option pricing model, as prescribed by SFAS No. 123, using the following weighted average assumptions used for grants:

                                                                                        YEAR ENDED JUNE 30,
                                                                                   ----------------------------
                                                                                       1999             2000

Risk-free interest rate                                                                   5.5%           5.663%
Expected dividend yield                                                                     0%               0%
Expected lives                                                                     6.01 years       6.41 years
Expected volatility                                                                         0%               0%

      The fair value of stock options granted during fiscal years 1999 and 2000 were computed as approximately $0.41 and $0.58, respectively. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's pro forma loss would have been as follows (in thousands, except per share amounts):

                                                  YEAR ENDED JUNE 30,
                                                -------------------------
                                                  1999            2000
Loss attributable to common stockholders:
  As reported                                   $(10,734)       $(14,351)
  Pro forma                                      (10,869)        (16,166)


      The following summarizes information about fixed-price options outstanding at June 30, 2000:

                          OPTIONS OUTSTANDING                                          OPTIONS EXERCISABLE
           -------------------------------------------------------              --------------------------------------
                                WEIGHTED-                WEIGHTED-                                            WEIGHTED-
RANGE OF                        AVERAGE                  AVERAGE                                             AVERAGE
EXERCISE                       REMAINING                 EXERCISE                                            EXERCISE
 PRICE      SHARES           CONTRACTUAL LIFE             PRICE                   SHARES                      PRICE
 $0.40        34,189               3.58                   $ 0.40                  34,189                     $ 0.40
  0.60        82,923               6.60                     0.60                  65,243                       0.60
  1.50     2,667,571               8.80                     1.50                 422,912                       1.50
  1.75       649,363               9.46                     1.75                   6,605                       1.75
  2.50       417,832               9.72                     2.50                   2,207                       2.50
  3.50       142,662               9.88                     3.50                     875                       3.50
           ---------              -----                   ------                 -------                     ------

           3,994,540               8.95                   $ 1.69                 532,031                     $ 1.33
           =========              =====                   ======                 =======                     ======



      During the fiscal year 2000, the Company granted options to purchase 3,000 shares of common stock to consultants at an exercise price of $2.50 per share. The Company also granted options to purchase 1,300 shares and 17,500 shares of common stock to outside contractors at an exercise price of $2.50 and $3.50 per share, respectively. These options were granted in exchange for consulting services and contractual services performed, and expire 10 years from the time of grant. The Company determined that the fair value of these options, using the Black-Scholes option pricing model, was not material.

13.   EMPLOYEE BENEFIT PLAN

      The Company has an employee savings and retirement plan (the "401(k) Plan") for its eligible employees. The 401(k) Plan is available to all domestic employees who meet minimum age and service requirements, and provides employees with tax deferred salary deductions and alternative investment options. Employees may contribute up to 20% of their salary, subject to certain limitations. The 401(k)

      Plan allows for contributions by the Company at the discretion of the Company's Board of Directors. The Company has not contributed to the 401(k) Plan since its inception.

14.   SUBSEQUENT EVENTS

      Subsequent to June 30, 2000, the Company raised $5 million through the issuance of two convertible promissory notes, which, at the option of the holders, can convert into Series F preferred stock. The number of shares of Series F preferred stock into which the promissory notes may be converted shall be determined by dividing the aggregate principal amount by the conversion price in effect at the time of such conversion. The initial conversion price is equal to $3.80.


15 -  ACQUISITION OF THE COMPANY

      On February 15, 2001, the Company entered into a merger agreement with Firepond, Inc. (Firepond). Under the terms of the agreement, Firepond acquired the Company for up to $9 million in cash and 3,000,000 shares of Firepond's common stock. A portion of the purchase price is conditional on Brightware achieving specific financial performance objectives.

16 -  CONVERTIBLE PROMISSORY NOTES (UNAUDITED)

      Subsequent to January 19, 2001 through January 30, 2001, the Company issued an additional $2 million worth of convertible promissory notes. The $7 million of notes bear interest at the short-term annual applicable federal rate based on the date of issuance (5.18%-6.33%). The notes are due on the earlier of April 1, 2001 or the closing of an initial public offering or acquisition of the Company, unless earlier converted. The notes are to convert into shares of Series F Preferred Stock upon a firm offer to acquire the Company and are to convert at a rate of $3.80 per share. The Series F Preferred Stock has the same terms as the Company's Series D Preferred Stock, except that prior to holders of all other preferred an common stock of the Company, holders of Series F Preferred Stock are entitled to a liquidation preference of three times the conversion price if the acquisition price is less than $40 million ($14 million) and two times the conversion price if the acquisition price is greater than $40 million ($21 million).

                                      ******

(b)    Pro Forma Financial Information

(b)(1) Unaudited Pro Forma Combined Condensed Financial
Statements

                                 FIREPOND, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 2000
                   AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                      HISTORICAL
                                                              ---------------------------
                                                               FIREPOND       BRIGHTWARE
                                                               FOR THE         FOR THE
                                                              YEAR ENDED      YEAR ENDED
                                                              OCTOBER 31,    SEPTEMBER 30,      PRO FORMA         PRO FORMA
                                                                 2000            2000          ADJUSTMENTS         COMBINED
                                                              -----------    -------------     -----------       -----------
Revenues                                                       $ 61,972        $  7,561        $   (1,564)D        $  67,969
Costs of Revenues                                                22,757           7,325                --             30,082
                                                               --------        --------        ----------          ---------

Gross Profit                                                     39,215             236            (1,564)            37,887

Operating Expenses
      Sales and Marketing                                        27,904          13,995                --             41,899
      Research and development                                   15,264           7,130                --             22,394
      General and administrative                                  9,449           4,259             4,010 A           17,718
      Charge for inprocess R&D                                       --              --             6,200 C               --
                                                                                                   (6,200)E
      Restructuring costs (reversal)                               (500)             --                --               (500)
      Stock-Based Compensation                                    6,680              --                --              6,680
                                                               --------        --------        ----------          ---------
Total Operating Expenses                                         58,797          25,384             4,010             88,191

Loss from operations                                            (19,582)        (25,148)           (5,574)           (50,304)

Interest Income (Expense)                                         4,038            (548)             (391)B            3,099
Other Income (Expense), net                                         639              --                --                639
                                                               --------        --------        ----------          ---------
Loss from continuing operations                                 (14,905)        (25,696)           (5,965)           (46,566)

Income from discontinued operations                                  --           1,213                --              1,213
Net gain on sale of discontinued operations                          --           7,411                --              7,411
                                                               --------        --------        ----------          ---------

Loss before extraordinary items                                 (14,905)        (17,072)           (5,965)           (37,942)

Loss on extinguishment of debt                                   (1,437)             --                --             (1,437)
                                                               --------        --------        ----------          ---------

Net loss                                                       $(16,342)       $(17,072)       $   (5,965)         $ (39,379)

Stock dividend and accretion of mandatorily
  redeemable preferred stock                                    (65,542)           (288)              288 F          (65,542)
                                                               --------        --------        ----------          ---------
Net loss applicable to common stockholder                      $(81,884)       $(17,360)       $   (5,677)         $(104,921)
                                                               ========        ========        ==========          =========

Loss from continuing operations per share
      Basic                                                    $  (0.53)                                           $   (1.57)
                                                               ========                                            =========
      Diluted                                                  $  (0.53)                                           $   (1.57)
                                                               ========                                            =========

Income from discontinued operations per share
      Basic                                                                                                        $    0.29
                                                                                                                   =========
      Diluted                                                                                                      $    0.29
                                                                                                                   =========
Loss from extraordinary item per share
      Basic                                                    $  (0.05)                                           $   (1.28)
                                                               ========                                            =========
      Diluted                                                  $  (0.05)                                           $   (1.28)
                                                               ========                                            =========

Net Loss applicable to common stockholder per share
      Basic                                                    $  (2.89)                                           $   (3.54)
                                                               ========                                            =========
      Diluted                                                  $  (2.89)                                           $   (3.54)
                                                               ========                                            =========

Weighted Average Shares Outstanding
      Basic                                                      28,286                             1,325 G           29,611
                                                               ========                                            =========
      Diluted                                                    28,286                             1,325 G           29,611
                                                               ========                                            =========

                                 FIREPOND, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED JANUARY 31, 2001
                   AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                         HISTORICAL (unaudited)
                                  -----------------------------------
                                      FIREPOND         BRIGHTWARE
                                   FOR THE THREE     FOR THE THREE
                                    MONTHS ENDED      MONTHS ENDED         PRO FORMA          PRO FORMA
                                  JANUARY 31, 2001  DECEMBER 31, 2001     ADJUSTMENTS         COMBINED
                                  ----------------  -----------------     -----------        -----------

Revenues                              $ 14,547          $  2,292          $   (253)J          $  16,586
Costs of Revenues                        9,279             1,947                                 11,226
                                      --------          --------          --------            ---------

Gross Profit                             5,268               345              (253)               5,360

Operating Expenses
     Sales and marketing                 6,852             3,079                --                9,931
     Research and development            4,678             1,999                --                6,677
     General and administrative          2,891               868             1,002 H              4,761
     Stock-based compensation              696                                                      696
                                      --------          --------          --------            ---------
Total Operating Expenses                15,117             5,946             1,002               22,065

Loss From Operations                    (9,849)           (5,601)           (1,255)             (16,705)

Interest Income (expense)                1,740               (83)              (98)I              1,559
Other Income (expense), net               (499)                                                    (499)
                                      --------          --------          --------            ---------
Net Loss                                (8,608)           (5,684)           (1,353)             (15,645)

Accretion of mandatorily redeemable
  preferred stock                           --               (72)               72 K                 --
                                      --------          --------          --------            ---------
Loss applicable to common
  stockholder                         $ (8,608)         $ (5,756)         $ (1,279)           $ (15,645)
                                      ========          ========          ========            =========
Loss applicable to common
  stockholder per share
      Basic                           $  (0.24)                                               $  (0.42)
                                      ========                                                ========
      diluted                         $  (0.24)                                               $  (0.42)
                                      ========                                                ========
Weighted Average Shares Outstanding
      Basic                             35,548                               1,325 L            36,873
                                      ========                                                ========
      diluted                           35,548                               1,325 L            36,873
                                      ========                                                ========


                                 FIREPOND, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF JANUARY 31, 2001
                   AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                          HISTORICAL (UNAUDITED)
                                                    -----------------------------------
                                                         FIREPOND       BRIGHTWARE
                                                          AS OF           AS OF             PRO FORMA        PRO FORMA
                                                    JANUARY 31, 2001  DECEMBER 31, 2001     ADJUSTMENTS       COMBINED
                                                    ----------------  -----------------    -------------     ----------
CURRENT ASSETS
       Cash and cash equivalents                        $  74,596        $     159          $ (5,228) O       $  65,859
                                                                                              (3,668) R
       Short-term investments                              26,059                                                26,059
       Accounts receivable, net                            14,870            1,314                --             16,184
       Unbilled services                                    2,970                                                 2,970
       Prepaid expenses and other current assets            6,443              440               (75) P           6,808
                                                        ---------        ---------        -----------         ---------
TOTAL CURRENT ASSETS                                      124,938            1,913             (8,971)          117,880

       PP&E, net                                            7,869            2,846                 19 N          10,734
       Other assets, net                                    1,139              226                                1,365
       Developed technology and know-how                                                        4,900 M           4,900
       Assembled workforce                                                                      2,200 M           2,200
       Goodwill and other intangibles                                                           4,929 M           4,929
       Restricted cash                                        550                                                   550
                                                        ---------        ---------        -----------         ---------
                                                            9,558            3,072             12,048            24,678
                                                        ---------        ---------        -----------         ---------
TOTAL ASSETS                                            $ 134,496        $   4,985        $     3,077         $ 142,558
                                                        =========        =========        ===========         =========

CURRENT LIABILITIES
       Current portion of long-term debt                $     285        $   1,765          $  (1,765)R       $     285
       Accounts payable                                     3,455            2,161                                5,616
       Accrued liabilities                                 11,168            2,258              2,577 O          16,003
       Convertible promissory note                             --            4,999             (4,999)Q              --
       Current portion of capital leases                       --              457               (457)R              --
       Bank overdraft                                          --               --                 --                --
       Deferred revenue                                    15,167            2,818             (1,417)N          16,568
                                                        ---------        ---------        -----------         ---------
TOTAL CURRENT LIABILITIES                                  30,075           14,458             (6,061)           38,472

       Long-term debt                                          --              929               (929)R              --
       Convertible promissory note                             --              517               (517)R              --

MANDATORILY REDEEMABLE PREFERRED STOCK                         --           27,773            (27,773)S              --

STOCKHOLDERS' EQUITY (DEFICIT)
       Preferred stock                                         --            4,815             (4,815)S              --
       Common stock                                           360            6,410                 13 O             373
                                                                                               (6,410)S
       Capital in excess of par value                     196,180               --              5,852 O         202,032
       Retained Earnings (deficit)                        (86,744)         (49,966)            (6,200)C         (92,944)
                                                                                               49,966 S
       Deferred compensation                               (4,854)              --                 --            (4,854)
       Comprehensive loss                                    (521)              49                (49)S            (521)
                                                        ---------        ---------        -----------         ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                      104,421          (38,692)            38,357           104,086
                                                        ---------        ---------        -----------         ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)      $ 134,496        $   4,985        $     3,077         $ 142,558
                                                        =========        =========        ===========         =========

NOTE TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

On February 15, 2001, Firepond, Inc. (Firepond) completed its acquisition of Brightware, Inc. (Brightware), by means of a merger of Brightware with and into Butane Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Firepond, pursuant to an Agreement and Plan of Merger (the Merger Agreement) dated as of January 30, 2001 (the Merger). Brightware's products provide automated self-service assistance to customers through the Internet.

Upon the effective time of the Merger on February 15, 2001, Firepond issued an aggregate of 2,825,305 shares of Firepond common stock, par value $0.01 per share, and $8,478,000 in cash in exchange for all of the outstanding capital stock of Brightware. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Brightware Series F Preferred Stock converted into the right to receive approximately 1.5337 shares of Firepond Common Stock and $3.5286 in cash. Each outstanding share of Brightware Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock was cancelled.

Each share of Brightware capital stock which is otherwise entitled to be converted into a fraction of a share of Firepond Common Stock will receive cash in lieu thereof, equal to a fraction multiplied by $4.8188. In accordance with the terms of the Merger Agreement and an escrow agreement, 2,399,984 shares of Firepond Common Stock and $5,950,075 in cash have been placed in an escrow account contingent on future financial performance of Brightware and to secure certain indemnification obligations of Brightware.

The purchase price and terms for the transaction were determined in arms-length negotiations. The acquisition of Brightware is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The aggregate purchase price for Brightware was approximately $13,670,000 of which $5,228,000 was paid in cash, $5,865,000 related to the value of approximately 1,325,314 shares of Firepond Common Stock, and approximately $2,577,000 relates to acquisition related fees and expenses. The value of approximately 1,499,911 shares of Firepond Common Stock and cash payments totaling $3,250,000 have been excluded from the purchase price, as this consideration is contingent on future financial performance of Brightware to be measured on April 30, 2001, as defined in the Merger Agreement. The amount of this consideration, if any, will be recorded at fair value as additional purchase price in the period the contingencies are resolved. The purchase price is subject to an adjustment based upon the net asset position of the business as of February 15, 2001. The Brightware acquisition has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, Business Combinations, and accordingly, the purchase price has been allocated to the assets and liabilities of Brightware based on their fair value.

As part of the purchase price allocation, all intangible assets that are a part of the acquisition were identified and valued. It was determined that technology assets and assembled workforce had value. As a result of this identification and valuation process, the Company allocated approximately $6.2 million of the purchase price to in-process research and development projects. This allocation represented the estimated fair value based on risk-adjusted cash flows related to the incomplete research and development projects. At the date of acquisition, the development of these projects had not yet reached technological feasibility, and the research and development in progress had no alternative future uses. Accordingly, these costs were expensed as of the date of the acquisition.

At the acquisition date, Brightware's significant ongoing research and development projects were primarily focused on re-architecting Brightware's existing products into their new Java application server architecture. Brightware is leveraging the BEA WebLogic Application server as the platform for its new architecture initiatives. The WebLogic server provides high performance and scalability, affording the highest-level execution of Java 2 Enterprise Edition (J2EE) standards currently available. By re-architecting to a J2EE platform, Brightware can take advantage of the potential for development of distributed applications that operate independently from the basic hardware, operating systems, and database. Thus, platform-specific versions of the program are unnecessary, and programs can be moved between servers without change.

At the acquisition date, the Email assistance, Web assistance and Analytic technologies under development were approximately 55%, 65%, and 30%, complete, respectively, based on engineering man-month data and technological progress. Brightware had spent approximately $1.8 million on the in-process projects, and expected to spend approximately $1.4 million to complete all phases of the research and development. Anticipated completion dates ranged from 6 to 18 months, at which times the Company expects to begin benefiting from the developed technologies.

In making its purchase price allocation, management considered the present value in calculating income, an analysis of project accomplishments and remaining outstanding items, an assessment of overall contributions, as well as project risks. The value assigned to purchased in-process research and development was determined by estimating the costs to develop the acquired technology into commercially viable products, estimating the resulting net cash flows from the projects, and discounting the net cash flows to their present value. The revenue projection used to value the in-process research and development was based on estimates of relevant market sizes and growth factors, expected trends in technology, and the nature and expected timing of new product introductions by the Company and its competitors. The resulting net cash flows from such projects are based on management's estimates of cost of sales, operating expenses, and income taxes from such projects.

Aggregate revenues for Brightware technologies were estimated to grow at a compounded annual growth rate of approximately 130% for the three years following the acquisition, assuming the successful completion and market acceptance of the major research and development programs. The estimated revenues for the in-process projects were expected to peak approximately in fiscal 2003 and then decline as other new products and technologies are expected to enter the market.

The rates utilized to discount the net cash flows to their present value were based on the estimated cost of capital calculations. Due to the nature of the forecast and the risks associated with the development projects, a discount rate of 30% was used for the in-process research and development. The discount rate utilized was higher than the Company's weighted average cost of capital due to the inherent uncertainties surrounding the successful development of the purchased in-process technology, the useful life of such technology, the profitability levels of such technology, and the uncertainty of technological advances that are unknown at this time.

If these projects are not successfully developed, the sales and profitability of the combined company may be adversely affected in the future periods. Additionally, the value of other acquired intangible assets may become impaired.

As a result of the identification and valuation of intangibles acquired, the Company also allocated approximately $4,900,000 and $2,200,000 to developed technology and know-how and assembled workforce, respectively. Developed technology represents patented and unpatented technology and know-how related to Brightware's current eService product offering founded on a combination of artificial intelligence, knowledge manager-technology and internet enterprise applications. Developed technology is expected to be amortized over a period of 3 years. Assembled workforce is the presence of a skilled workforce that is knowledgeable about company procedures and possesses expertise in certain fields that are important to continued profitability and growth of a company. Assembled workforce is expected to be amortized over a period of 3 years.

The excess of the purchase price over the fair value of identification intangible net assets of approximately $4,929,000 will be allocated to goodwill. Unidentifiable intangible assets are expected to be amortized over a period of 3 years.

Based on the timing of the closing of the transaction, the finalization of the integration plans, resolution of the pending purchase price adjustment with Brightware, including purchase price contingent on future financial performance, and other factors, the final purchase adjustments may differ materially from those presented in the pro forma financial information. The effect of the adjustments of the results of operation will depend on the nature and amount of assets or liabilities adjusted, including purchase price contingent upon future earnings.


NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
INFORMATION


NOTE 1.  BASIS OF PRESENTATION

The unaudited pro forma combined condensed statement of operations for the year ended October 31, 2000 and the three months ended January 31, 2001 give effect to the acquisition as if the transaction had occurred at the beginning of fiscal 2000 and includes Brightware's results of operations for the twelve months ended September 30, 2000 and the three months ended December 31, 2000, respectively. The unaudited pro forma combined condensed balance sheet as of January 31, 2001 gives effect to the acquisition as if it had occurred on January 31, 2001 and includes the balance sheet of Brightware as of December 31, 2000. The estimated purchase price of the acquisition is $13,670,000, which is composed of $5,228,000 in cash; the issuance of stock in the amount of $5,865,000 and $2,577,000 in acquisition related fees and expenses. Below is a table of the estimated purchased price allocation as of January 31, 2001. The purchase price allocation is subject to the resolution of the pending purchase price adjustment with Brightware and further change based on final valuations and appraisals.

The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Brightware occurred at the beginning of fiscal 2000.


Purchase price allocation as of January 31, 2001:
Net liabilities assumed, at fair value                  $ (4,559,000)
In-process research and development                        6,200,000
Developed Technology and know-how                          4,900,000
Assembled workforce                                        2,200,000
Goodwill                                                   4,929,000
                                                        ------------
         Total:                                         $ 13,670,000
                                                        ============


NOTE 2. PRO FORMA ADJUSTMENTS

Adjustments to record the acquisition of Brightware as if it had happened at the beginning of the year ended October 31, 2000:

  A.     Gives effect to amortization of developed technology and know-how for fiscal 2000                   $1,633,000
         Gives effect to amortization of assembled workforce for fiscal 2000                                    733,000
         Gives effect to amortization of goodwill for fiscal 2000                                             1,644,000
                                                                                                            -----------
                                                                                                             $4,010,000

  B.       Gives effect to a reduction in interest income related to the utilization of $5,228,000 in
         cash for the acquisition at the beginning of fiscal 2000                                               391,000

  C.       To record write-off of in-process research and development costs                                   6,200,000

  D.  To record impact of fair market value write-down of acquired deferred revenue for fiscal
      2000                                                                                                    1,564,000

  E.  As required by Article 11 of Regulation S-X, the unaudited pro forma combined condensed statements of operations excludes material non-recurring charges which result directly from the acquisition and which will be recorded within 12 months following the acquisition. Thus, the
      write-off of in-process research and development is reversed                                            6,200,000

  F.  To eliminate accretion on Brightware preferred stock for fiscal 2000                                      288,000

  G.  To record the issuance of shares in relation to the deal - assumed to be outstanding for
      the whole period.                                                                                       1,325,000

  H.  Gives effect to amortization of developed technology and know-how for
      the three months ended January 31, 2001                                                                   408,000

      Gives effect to amortization of assembled workforce for the three
      months ended January 31, 2001                                                                             183,000

      Gives effect to amortization of goodwill for the three months ended
      January 31, 2001                                                                                          411,000
                                                                                                            -----------
                                                                                                              1,002,000
                                                                                                            -----------

  I.  Gives effect to a reduction in interest income related to the utilization of $5,228,000 in
      cash for the acquisition for the three months ended January 31, 2001                                       98,000

  J.  To record impact of fair market value write-down of acquired deferred revenue for the three
      months ended January 31, 2001                                                                             253,000

  K.  To eliminate accretion on Brightware preferred stock for the three months ended January 31, 2001           72,000

  L.  To record the issuance of shares in relation to the deal - assumed to be outstanding for
      the whole period.                                                                                       1,325,000

  M.  To record developed technology and know-how at January 31, 2001                                         4,900,000
      To record assembled workforce at January 31, 2001                                                       2,200,000
      To record goodwill at January 31, 2001                                                                  4,929,000
                                                                                                            -----------
                                                                                                             12,029,000

  N.  To state acquired property, plant and equipment and deferred revenue at their estimated fair value at January 31, 2001:
           Increase in property, plant and equipment                                                             19,000
           Decrease in deferred revenue                                                                       1,417,000

  O.   To record purchase price, including cash paid and issuance of stock, and accrue estimated acquisition related fees and expenses at January 31, 2001
         Cash paid in acquisition                                                                             5,228,000
         Stock issued - 1,325,314 shares
               Common Stock                                                                                      13,000
               APIC                                                                                           5,852,000
         Acquisition related fees and expenses                                                                2,577,000
                                                                                                            -----------
                                                                                                             13,670,000

  P.   To record write-off of unamortized value of warrants issued with Company's lease at
       January 31, 2001                                                                                          75,000

  Q.   To record the conversion of promissory notes to equity at January 31, 2001                             4,999,000

  R.   To recorded pay off of capital lease and subordinated loan payable at January 31, 2001
              Capital lease                                                                                     974,000
              Subordinated loan payable                                                                       2,694,000
                                                                                                            -----------
                                                                                                              3,668,000

  S.   To eliminate Brightware's stockholders deficit at January 31, 2001
             Mandatorily redeemable preferred stock                                                          27,773,000
             Preferred stock                                                                                  4,815,000
             Common stock                                                                                     6,410,000
             Accumulated deficit                                                                             49,966,000
             Other comprehensive loss                                                                           (49,000)

 (c)  Exhibits

       23.1    Consent of Deloitte and Touche LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FIREPOND, INC.



                                           _______________________________
Date:  May 1, 2001                         Name:  Paul K. McDermott
                                           Title:  Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit Number                  Exhibit Description
--------------                  -------------------

    23.1             Consent of Deloitte & Touche LLP